Exhibit 99.1

	FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-5000

Investor Relations
Contact: Quynh McGuire
724-539-6559

Media Relations
Contact: Joy Chandler
724-539-4618

.	DATE:	April 13, 2006

	FOR RELEASE:	Immediate
Kennametal Announces Divestiture of Kemmer Praezision Electronics Business
LATROBE, Pa., April 13, 2006- Kennametal Inc. (NYSE: KMT) announced today that it has signed a definitive agreement with KPAC LLC to divest Kennametal’s Kemmer Praezision Electronics business. Kemmer Praezision manufactures and markets premium quality tungsten carbide consumable tools for the printed circuit board market. The disposition of this business is in line with Kennametal’s recently announced intention to accelerate its manufacturing rationalization opportunities and its strategy to continue to focus on core businesses.
The transaction, which is expected to be complete by September 2006, (first quarter fiscal year 2007 for Kennametal), remains subject to certain negotiated conditions of closing. The estimated loss from this divestiture is expected to be $0.45 to $0.50 per share and is related to the estimated $0.55 to $0.70 per share manufacturing rationalization charge previously announced on March 16, 2006.
KPAC LLC, a private investment company, will acquire the North American, European, and Asia-Pacific assets and operations of the business.
“With this transaction,” commented Jim Breisinger, Kennametal Vice President and President of the company’s Advanced Components Group, “we are able to move quickly on our plan to streamline manufacturing operations and to continue our focus on core businesses. We are redeploying Kennametal resources on our growing advanced materials and engineered components businesses by exiting targeted sectors.” Breisinger added, “Kemmer Praezision is an industry leader with strong market position, a highly regarded brand name, and excellent workforce.”
This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global and regional economic conditions; risks associated with the availability and costs of raw materials; energy costs; commodity prices; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; competition; demands on management resources; risks associated with international markets, such as currency exchange rates and social and political environments; future terrorist attacks; labor relations; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2.3 billion annually of Kennametal products and services—delivered by our 14,000 talented employees in over 60 countries—with almost 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com [KMT-G]
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